Exhibit 99.1

Trupanion Reports Second Quarter 2026 Results
Authorizes Share Repurchase Program
SEATTLE, WA. August 5, 2026 -- Trupanion, Inc. (Nasdaq: TRUP), a leading provider of medical insurance for cats and dogs, today announced financial results for the second quarter ended June 30, 2026.

“We continue to execute on the priorities that matter most by growing margin, improving the economics of new enrollments, and investing our capital with discipline,” said Margi Tooth, Chief Executive Officer and President of Trupanion. “As our business continues to compound, we have more opportunities to allocate capital where we believe it will create lasting shareholder value.”

Second Quarter 2026 Financial and Business Highlights
•Total revenue was $392.9 million, an increase of 11% compared to the second quarter of 2025.
•Total enrolled pets (including pets from our other business segment) was 1,633,131 at June 30, 2026, a decrease of 2% over June 30, 2025.
•Subscription business revenue was $276.7 million, an increase of 14% compared to the second quarter of 2025.
•Subscription enrolled pets was 1,124,548 at June 30, 2026, an increase of 5% over June 30, 2025.
•Net income was $6.8 million, or $0.16 per basic and diluted share, compared to net income of $9.4 million, or $0.22 per basic and diluted share, in the second quarter of 2025.
•Adjusted EBITDA was $19.8 million, compared to adjusted EBITDA of $16.6 million in the second quarter of 2025.
•Operating cash flow was $21.0 million and free cash flow was $19.2 million in the second quarter of 2026. This compared to operating cash flow of $15.0 million and free cash flow of $12.0 million in the second quarter of 2025.

First Six Months 2026 Financial and Business Highlights
•Total revenue was $777.0 million, an increase of 12% compared to the first six months of 2025.
•Subscription business revenue was $546.1 million, an increase of 15% compared to the first six months of 2025.
•Net income was $11.7 million, or $0.27 per basic and diluted share, compared to net income of $7.9 million, or $0.19 per basic and $0.18 per diluted share, in the first six months of 2025.
•Adjusted EBITDA was $37.1 million, compared to adjusted EBITDA of $28.8 million in the first six months of 2025.
•Operating cash flow was $35.6 million and free cash flow was $32.9 million in the first six months of 2026. This compared to operating cash flow of $31.0 million and free cash flow of $26.1 million in the first six months of 2025.
•At June 30, 2026, the Company held $398.5 million in cash and short-term investments with an additional $3.5 million available under its credit facility.

Extraordinary Dividend and Share Repurchase Authorization
In July 2026, the New York Department of Financial Services approved an extraordinary dividend of $44 million to be paid to Trupanion by its wholly-owned subsidiary, American Pet Insurance Company.

The Board has authorized a share repurchase program, pursuant to which the Company may repurchase up to an aggregate of $100.0 million of its outstanding shares of common stock, with no expiration date. The Company is not obligated to repurchase any specific number or dollar amount of shares, and the timing and actual number of shares repurchased will depend on a variety of factors, including the Company’s compliance with the PNC credit facility, available cash, cash flow from operations, stock price, general economic, business and market conditions, and alternative investment opportunities.

Conference Call
Trupanion’s management will host a conference call today to review its second quarter 2026 results. The call is scheduled to begin shortly after 1:30 p.m. PT/ 4:30 p.m. ET. A live webcast will be accessible through the Investor Relations section of Trupanion’s website at https://investors.trupanion.com/ and will be archived online for 3 months upon completion of the conference call. Participants can access the conference call by dialing 1-844-676-1342 (United States) or 1-412-634-6683 (International). A telephonic replay of the call will also be available after the completion of the call, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 10210053.

About Trupanion
Trupanion is a leader in medical insurance for cats and dogs throughout the United States, Canada, and certain countries in Continental Europe with over 1,100,000 pets currently enrolled. For 26 years, Trupanion has given pet owners peace of mind so they can focus on their pet's recovery, not financial stress. Trupanion is committed to providing pet parents with the highest value in pet medical insurance with unlimited payouts on eligible expenses for the life of their pets. With its patented process, Trupanion is the only North American provider with the technology to pay veterinarians directly in seconds at the time of checkout. Trupanion is listed on NASDAQ under the symbol "TRUP". The company was founded in 2000 and is headquartered in Seattle, WA. Trupanion policies are issued, in the United States, by its wholly-owned insurance entity American Pet Insurance Company or ZPIC Insurance Company and, in Canada, by its wholly-owned insurance entity GPIC Insurance Company or by Accelerant Insurance Company of Canada. For more information, please visit trupanion.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to, among other things, expectations, plans, prospects and financial results for Trupanion, including, but not limited to, its expectations regarding its ability to continue to grow its enrollments and revenue, repurchase shares of its common stock, and otherwise execute its business plan. These forward-looking statements are based upon the current expectations and beliefs of Trupanion’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements made in this press release are based on information available to Trupanion as of the date hereof, and Trupanion has no obligation to update these forward-looking statements.

In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the ability to achieve or maintain profitability and/or appropriate levels of cash flow in future periods; the ability to keep growing our membership base and revenue; the accuracy of assumptions used in determining appropriate member acquisition expenditures; the severity and frequency of claims; the ability to maintain high retention rates; the accuracy of assumptions used in pricing medical plan subscriptions and the ability to accurately estimate the impact of new products or offerings on claims frequency; actual claims expense exceeding estimates; regulatory and other constraints on the ability to institute, or the decision to otherwise delay, pricing modifications in response to changes in actual or estimated claims expense; the effectiveness and statutory or regulatory compliance of our Territory Partner model and of our Territory Partners, veterinarians and other third parties in recommending medical plan subscriptions to potential members; the ability to retain existing Territory Partners and increase the number of Territory Partners and active hospitals; compliance by us and those referring us members with laws and regulations that apply to our business, including the sale of a pet medical plan; the ability to maintain the security of our data; fluctuations in currency exchange rates; the ability to protect our proprietary and member information; the ability to maintain our culture and team; the ability to maintain the requisite amount of risk-based capital; our ability to implement and maintain effective controls; the ability to protect and enforce Trupanion’s intellectual property rights; the ability to successfully implement our alliance with Aflac; the ability to continue key contractual relationships with third parties; developments relating to our writing of policies for unaffiliated third parties, including Pets Best; the extent to which we consummate our share repurchase plan and related impacts; third-party claims including litigation and regulatory actions; the ability to recognize benefits from investments in new solutions and enhancements to Trupanion’s technology platform and website; our ability to retain key personnel; and deliberations and determinations by the Trupanion board based on the future performance of the company or otherwise.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the Securities and Exchange Commission (SEC), including but not limited to, Trupanion’s Annual Report on Form 10-K for the year ended December 31, 2025 and any subsequently filed reports on Forms 10-Q, 10-K and 8-K. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at https://www.sec.gov or the Investor Relations section of Trupanion’s website at https://investors.trupanion.com.

Non-GAAP Financial Measures
Trupanion’s stated results include certain non-GAAP financial measures. These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry as other companies in its industry may calculate or use non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Trupanion’s reported financial results. The presentation and utilization of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Trupanion urges its investors to review the reconciliation of its non-GAAP financial measures to the most directly comparable GAAP financial measures in its consolidated financial statements, and not to rely on any single financial or operating measure to evaluate its business. These reconciliations are included below and on Trupanion’s Investor Relations website.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Trupanion believes that providing various non-GAAP financial measures that exclude stock-based compensation expense and depreciation and amortization expense allows for more meaningful comparisons between its operating results from period to period. Trupanion offsets new pet acquisition expense with sign-up fee revenue in the calculation of net acquisition cost because it collects sign-up fee revenue from new members at the time of enrollment and considers it to be an offset to a portion of Trupanion’s new pet acquisition expense. Trupanion believes this allows it to calculate and present financial measures in a consistent manner across periods. Trupanion’s management believes that the non-GAAP financial measures and the related financial measures derived from them are important tools for financial and operational decision-making and for evaluating operating results over different periods of time.

Trupanion, Inc. Condensed Consolidated Statements of Operations (in thousands, except share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)
Revenue:
Subscription business	$276,690	$242,156	$546,144	$475,220
Other business	116,244	111,401	230,839	220,312
Total revenue	392,934	353,557	776,983	695,532
Cost of revenue:
Subscription business	220,254	195,488	436,706	385,333
Other business	107,547	103,242	213,655	204,269
Total cost of revenue(1), (2)	327,801	298,730	650,361	589,602
Operating expenses:
Technology and development(1)	12,754	8,586	24,048	16,658
General and administrative(1)	19,525	20,122	38,627	40,014
New pet acquisition expense(1)	22,805	19,843	45,416	40,359
Depreciation and amortization	3,673	3,962	7,379	7,753
Total operating expenses	58,757	52,513	115,470	104,784
Loss from investment in joint venture	—	—	—	(305)
Operating income	6,376	2,314	11,152	841
Interest expense	1,832	3,682	3,707	6,893
Other (income), net	(2,829)	(11,914)	(5,884)	(15,154)
Income before income taxes	7,373	10,546	13,329	9,102
Income tax expense	542	1,133	1,618	1,172
Net income	$6,831	$9,413	$11,711	$7,930

Net income per share:
Basic	$0.16	$0.22	$0.27	$0.19
Diluted	$0.16	$0.22	$0.27	$0.18
Weighted average shares of common stock outstanding:
Basic	43,730,573	42,872,153	43,618,710	42,734,426
Diluted	43,821,061	43,325,704	43,751,785	43,544,325

(1)Includes stock-based compensation expense as follows:	Three Months Ended June 30,		Six Months Ended June 30,

	2026	2025	2026	2025
Veterinary invoice expense	$505	$774	$1,065	$1,544
Other cost of revenue	620	605	1,189	1,094
Technology and development	2,865	1,470	4,372	2,621
General and administrative	4,738	5,047	9,631	9,575
New pet acquisition expense	1,241	1,560	2,712	4,452
Total stock-based compensation expense	$9,969	$9,456	$18,969	$19,286

(2)The breakout of cost of revenue between veterinary invoice expense and other cost of revenue is as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Veterinary invoice expense	$279,468	$255,580	$560,904	$503,030
Other cost of revenue	48,333	43,150	89,457	86,572
Total cost of revenue	$327,801	$298,730	$650,361	$589,602

Trupanion, Inc. Condensed Consolidated Balance Sheets (in thousands, except share data)
	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,360	$138,024
Short-term investments	249,131	232,706
Accounts and other receivables, net of allowance for credit losses of $2,886 at June 30, 2026 and $1,311 at December 31, 2025	302,191	301,945
Prepaid expenses and other assets	18,760	18,387
Total current assets	719,442	691,062
Restricted cash	28,939	33,434
Long-term investments	989	983
Property, equipment, and internal-use software, net	101,425	104,844
Intangible assets, net	23,344	24,102
Other long-term assets	18,047	21,237
Goodwill	38,625	39,382
Total assets	$930,811	$915,044
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,965	$16,445
Accrued liabilities and other current liabilities	44,638	56,509
Reserve for veterinary invoices	51,722	55,921
Deferred revenue	287,156	270,935
Long-term debt - current portion	10,000	10,000
Total current liabilities	405,481	409,810
Long-term debt	96,909	101,784
Deferred tax liabilities	639	1,510
Other liabilities	18,112	18,004
Total liabilities	521,141	531,108
Stockholders’ equity:
Common stock: $0.00001 par value per share, 100,000,000 shares authorized; 44,899,727 and 43,871,541 issued and outstanding at June 30, 2026; 44,430,267 and 43,402,081 shares issued and outstanding at December 31, 2025	—	—
Preferred stock: $0.00001 par value per share, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Additional paid-in capital	623,566	604,828
Accumulated other comprehensive income (loss)	(2,618)	2,097
Accumulated deficit	(194,744)	(206,455)
Treasury stock, at cost: 1,028,186 shares at June 30, 2026 and December 31, 2025	(16,534)	(16,534)
Total stockholders’ equity	409,670	383,936
Total liabilities and stockholders’ equity	$930,811	$915,044

Trupanion, Inc. Condensed Consolidated Statements of Cash Flows (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)
Operating activities
Net income	$6,831	$9,413	$11,711	$7,930
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,673	3,962	7,379	7,753
Stock-based compensation expense	9,969	9,456	18,969	19,286
Realized gain on nonmonetary exchange of preferred stock investment	—	(7,783)	—	(7,783)
Other, net	(164)	601	(378)	951
Changes in operating assets and liabilities:
Accounts and other receivables	2,408	(2,050)	(627)	(18,015)
Prepaid expenses and other assets	643	(380)	2,597	(584)
Accounts payable, accrued liabilities, and other liabilities	1,529	(536)	(16,797)	990
Reserve for veterinary invoices	(4,891)	(1,710)	(4,048)	697
Deferred revenue	986	4,051	16,772	19,764
Net cash provided by operating activities	20,984	15,024	35,578	30,989
Investing activities
Purchases of investment securities	(72,095)	(101,125)	(119,977)	(142,000)
Maturities and sales of investment securities	51,358	61,022	100,236	94,264
Purchases of property, equipment, and internal-use software	(1,825)	(2,977)	(2,672)	(4,904)
Other	19	613	(17)	1,200
Net cash used in investing activities	(22,543)	(42,467)	(22,430)	(51,440)
Financing activities
Repayment of debt financing	(2,500)	(15,187)	(5,000)	(15,525)
Proceeds from exercise of stock options	408	303	668	1,327
Shares withheld to satisfy tax withholding	(480)	(774)	(976)	(1,688)
Other	—	(230)	—	(460)
Net cash used in financing activities	(2,572)	(15,888)	(5,308)	(16,346)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash, net	(442)	1,792	(999)	1,738
Net change in cash, cash equivalents, and restricted cash	(4,573)	(41,539)	6,841	(35,059)
Cash, cash equivalents, and restricted cash at beginning of period	182,872	206,010	171,458	199,530
Cash, cash equivalents, and restricted cash at end of period	$178,299	$164,471	$178,299	$164,471

The following tables set forth our key operating metrics.

	Six Months Ended June 30,
	2026	2025
Total Business:
Total pets enrolled (at period end)	1,633,131	1,660,455
Subscription Business:
Total subscription pets enrolled (at period end)	1,124,548	1,066,354
Monthly average revenue per pet	$86.62	$78.73
Average pet acquisition cost (PAC)	$307	$272
Average monthly retention	98.37%	98.29%

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Total Business:
Total pets enrolled (at period end)	1,633,131	1,637,665	1,647,565	1,654,414	1,660,455	1,667,637	1,677,570	1,688,903
Subscription Business:
Total subscription pets enrolled (at period end)	1,124,548	1,105,783	1,096,173	1,082,412	1,066,354	1,052,845	1,041,212	1,032,042
Monthly average revenue per pet	$87.44	$85.79	$83.56	$82.01	$79.93	$77.53	$76.02	$74.27
Average pet acquisition cost (PAC)	$299	$315	$320	$290	$276	$267	$261	$243
Average monthly retention	98.37%	98.35%	98.34%	98.33%	98.29%	98.28%	98.25%	98.29%

The following table reflects the reconciliation of cash provided by operating activities to free cash flow (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$20,984	$15,024	$35,578	$30,989
Purchases of property, equipment, and internal-use software	(1,825)	(2,977)	(2,672)	(4,904)
Free cash flow	$19,159	$12,047	$32,906	$26,085

The following table reflects the reconciliation between GAAP and non-GAAP measures (in thousands except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Veterinary invoice expense	$279,468	$255,580	$560,904	$503,030
Less:
Stock-based compensation expense(1)	(496)	(758)	(1,048)	(1,522)
Other business cost of paying veterinary invoices(2)	(84,665)	(82,706)	(174,687)	(161,975)
Subscription cost of paying veterinary invoices (non-GAAP)	$194,307	$172,116	$385,169	$339,533
% of subscription revenue	70.2%	71.1%	70.5%	71.4%

Other cost of revenue	$48,333	$43,150	$89,457	$86,572
Less:
Stock-based compensation expense(1)	(615)	(601)	(1,178)	(1,082)
Other business variable expenses(2)	(22,881)	(20,531)	(38,964)	(42,267)
Subscription variable expenses (non-GAAP)	$24,837	$22,018	$49,315	$43,223
% of subscription revenue	9.0%	9.1%	9.0%	9.1%

Technology and development expense	$12,754	$8,586	$24,048	$16,658
General and administrative expense	19,525	20,122	38,627	40,014
Less:
Stock-based compensation expense(1)	(7,545)	(6,393)	(13,820)	(11,788)
Development expenses(3)	(1,801)	(946)	(3,501)	(2,353)
Fixed expenses (non-GAAP)	$22,933	$21,369	$45,354	$42,531
% of total revenue	5.8%	6.0%	5.8%	6.1%

New pet acquisition expense	$22,805	$19,843	$45,416	$40,359
Less:
Stock-based compensation expense(1)	(1,227)	(1,516)	(2,652)	(4,390)
Other business pet acquisition expense(2)	(15)	(74)	(41)	(77)
Subscription acquisition cost (non-GAAP)	$21,563	$18,253	$42,723	$35,892
% of subscription revenue	7.8%	7.5%	7.8%	7.6%
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.1 million and $0.3 million for the three and six months ended June 30, 2026, respectively.
(2) Excludes the portion of stock-based compensation expense attributable to the other business segment
(3) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following table reflects the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating income	$6,376	$2,314	$11,152	$841
Non-GAAP expense adjustments
Acquisition cost	21,578	18,327	42,764	35,969
Stock-based compensation expense(1)	9,883	9,268	18,698	18,782
Development expenses(2)	1,801	946	3,501	2,353
Depreciation and amortization	3,673	3,962	7,379	7,753
Loss from investment in joint venture	—	—	—	(305)
Total adjusted operating income (non-GAAP)	$43,311	$34,817	$83,494	$66,003

Subscription Business:
Subscription operating income	$8,331	$4,523	$14,824	$5,590
Non-GAAP expense adjustments
Acquisition cost	21,563	18,253	42,723	35,892
Stock-based compensation expense(1)	7,649	7,248	14,586	15,017
Development expenses(2)	1,268	648	2,461	1,610
Depreciation and amortization	2,586	2,714	5,187	5,297
Subscription adjusted operating income (non-GAAP)	$41,397	$33,386	$79,781	$63,406

Other Business:
Other business operating loss	$(1,955)	$(2,209)	$(3,672)	$(4,444)
Non-GAAP expense adjustments
Acquisition cost	15	74	41	77
Stock-based compensation expense(1)	2,234	2,020	4,112	3,765
Development expenses(2)	533	298	1,040	743
Depreciation and amortization	1,087	1,248	2,192	2,456
Other business adjusted operating income (non-GAAP)	$1,914	$1,431	$3,713	$2,597
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation in accordance with GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.1 million and $0.3 million for the three and six months ended June 30, 2026, respectively.

(2) Consists of costs related to product exploration and development that are pre-revenue and historically have been insignificant.

The following tables reflect the reconciliation of GAAP measures to non-GAAP measures (in thousands, except percentages):
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Subscription revenue	$276,690	$242,156	$546,144	$475,220
Subscription cost of paying veterinary invoices	194,307	172,116	385,169	339,533
Subscription variable expenses	24,837	22,018	49,315	43,223
Subscription fixed expenses*	16,149	14,636	31,879	29,058
Subscription adjusted operating income (non-GAAP)	$41,397	$33,386	$79,781	$63,406

Other business revenue	$116,244	$111,401	$230,839	$220,312
Other business cost of paying veterinary invoices	84,665	82,706	174,687	161,975
Other business variable expenses	22,881	20,531	38,964	42,267
Other business fixed expenses*	6,784	6,733	13,475	13,473
Other business adjusted operating income (non-GAAP)	$1,914	$1,431	$3,713	$2,597

Revenue	$392,934	$353,557	$776,983	$695,532
Cost of paying veterinary invoices	278,972	254,822	559,856	501,508
Variable expenses	47,718	42,549	88,279	85,490
Fixed expenses*	22,933	21,369	45,354	42,531
Total business adjusted operating income (non-GAAP)	$43,311	$34,817	$83,494	$66,003

As a percentage of revenue:	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Subscription revenue	100.0%	100.0%	100.0%	100.0%
Subscription cost of paying veterinary invoices	70.2%	71.1%	70.5%	71.4%
Subscription variable expenses	9.0%	9.1%	9.0%	9.1%
Subscription fixed expenses*	5.8%	6.0%	5.8%	6.1%
Subscription adjusted operating income (non-GAAP)	15.0%	13.8%	14.6%	13.3%

Other business revenue	100.0%	100.0%	100.0%	100.0%
Other business cost of paying veterinary invoices	72.8%	74.2%	75.7%	73.5%
Other business variable expenses	19.7%	18.4%	16.9%	19.2%
Other business fixed expenses*	5.8%	6.0%	5.8%	6.1%
Other business adjusted operating income (non-GAAP)	1.6%	1.3%	1.6%	1.2%

Revenue	100.0%	100.0%	100.0%	100.0%
Cost of paying veterinary invoices	71.0%	72.1%	72.1%	72.1%
Variable expenses	12.1%	12.0%	11.4%	12.3%
Fixed expenses*	5.8%	6.0%	5.8%	6.1%
Total business adjusted operating income (non-GAAP)	11.0%	9.8%	10.7%	9.5%
*Fixed expenses represent shared services that support both our subscription and other business segments and, as such, are generally allocated to each segment pro-rata based on revenues.

Adjusted operating income is a non-GAAP financial measure that adjusts operating income (loss) to remove the effect of acquisition cost, development expenses, non-recurring transaction or restructuring expenses, and gain (loss) from investment in joint venture. Non-cash items, such as goodwill impairment charges, stock-based compensation expense and depreciation and amortization, are also excluded. Acquisition cost, development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization are expected to remain recurring expenses for the foreseeable future, but are excluded from this metric to measure scale in other areas of the business. Management believes acquisition costs primarily represent the cost to acquire new subscribers and are driven by the amount of growth we choose to pursue based primarily on the amount of our adjusted operating income period over period. Accordingly, this measure is not indicative of our core operating income performance. We also exclude development expenses, gain (loss) from investment in joint venture, stock-based compensation expense, and depreciation and amortization because some investors may not view those items as reflective of our core operating income performance.
Management uses adjusted operating income and the margin on adjusted operating income to understand the effects of scale in its non-acquisition cost and development expenses and to plan future advertising expenditures, which are designed to acquire new pets. Management uses this measure as a principal way of understanding the operating performance of its business exclusive of acquisition cost and new product exploration and development initiatives.  Management believes disclosure of this metric provides investors with the same data that the Company employs in assessing its overall operations and that disclosure of this measure may provide useful information regarding the efficiency of our utilization of revenues, return on advertising dollars in the form of new subscribers and future use of available cash to support the continued growth of our business.

The following tables reflect the reconciliation of adjusted EBITDA to net income (in thousands):

	Six Months Ended June 30,
	2026	2025
Net income	$11,711	$7,930
Excluding:
Stock-based compensation expense(1)	18,698	18,782
Depreciation and amortization expense	7,379	7,753
Interest income	(5,981)	(5,940)
Interest expense	3,707	6,893
Income tax expense	1,618	1,172
Realized gain on nonmonetary exchange of preferred stock investment	—	(7,783)
Adjusted EBITDA	$37,132	$28,807

	Three Months Ended
	Jun. 30, 2026	Mar. 31, 2026	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024	Sep. 30, 2024
Net income (loss)	$6,831	$4,880	$5,630	$5,873	$9,413	$(1,483)	$1,656	$1,425
Excluding:
Stock-based compensation expense(1)	9,883	8,815	9,361	9,323	9,268	9,514	8,036	8,127
Depreciation and amortization expense	3,673	3,706	4,032	4,051	3,962	3,791	3,924	4,381
Interest income	(2,983)	(2,998)	(3,115)	(3,201)	(3,105)	(2,835)	(2,999)	(3,232)
Interest expense	1,832	1,875	4,076	2,790	3,682	3,211	3,427	3,820
Income tax expense	542	1,076	663	726	1,133	39	38	39
Goodwill impairment charges	—	—	1,129	—	—	—	5,299	—
Loss from equity method investment	—	—	—	—	—	—	—	(33)
Realized gain on nonmonetary exchange of preferred stock investment	—	—	—	—	(7,783)	—	—	—
Adjusted EBITDA	$19,778	$17,354	$21,776	$19,562	$16,570	$12,237	$19,381	$14,527
(1) Trupanion employees may elect to take restricted stock units in lieu of cash payment for their bonuses. We account for such expense as stock-based compensation according to GAAP, but we do not include it in any non-GAAP adjustments. Stock-based compensation associated with bonuses was approximately $0.1 million and $0.3 million for the three and six months ended June 30, 2026, respectively.

Contacts:

Investors:
Laura Bainbridge, Senior Vice President, Corporate Communications
Gil Melchior, Director, Investor Relations
Investor.Relations@trupanion.com